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                                                                   EXHIBIT 10.22

                          PURCHASE AND SALE AGREEMENT
                            WITH ESCROW INSTRUCTIONS


       This Agreement for Purchase and Sale Agreement with Escrow Instructions (this "Agreement") dated November 13, 2000, for identification purposes only, is made and entered into in Los Angeles County, California, by and between PACIFICA CALIFORNIA/APOLLO, LLC, a California limited liability company (hereinafter collectively "Seller"), and SKECHERS USA, INC., a Delaware corporation, or their assignee(s) under Paragraph 18.6 below (collectively the "Buyer") collectively, the "Parties" or individually, a "Party."

                                    RECITALS:

       A. Seller is the fee owner of certain property located in Los Angeles County, California, which is legally described on Exhibit A to this Agreement (the "Property").

       B. The Parties wish to enter into this Agreement to provide for the agreed terms and conditions for the purchase and sale of the Property.

Now, Therefore, Buyer and Seller agree as follows:

1. Definitions. For purposes of this Agreement, the following terms are defined as follows:

       1.1 Agreement. "This Agreement" means this contract including all Exhibits and amendments to these documents. The following Exhibits are incorporated by reference:

        Exhibit A            Legal Description of Property
        Exhibit B            Escrow Instructions
        Exhibit C            Form of Deed
        Exhibit D            General Assignment
        Exhibit E            Form of Assignment and Assumption Agreement
        Exhibit F            Tenant Estoppel Statements
        Exhibit G            Seller's Certificate
        Exhibit H            Due Diligence Materials
        Exhibit I            Bill of Sale

This Agreement constitutes the contract for purchase and sale of real property and instructions to the Escrow Holder for the consummation of the Agreement through the Escrow. If there is any inconsistency or conflict between the terms of this Agreement and the Escrow Instructions set forth in Exhibit B, the terms of this Agreement shall control.


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       1.2 Buyer. "Buyer" means Skechers USA, Inc., a Delaware corporation, whose address is 228 Manhattan Beach Boulevard, Manhattan Beach, California. Buyer also means and includes the permitted assignee(s) of Buyer as provided in
Section 18.6.

       1.3 Seller. "Seller" means Pacifica California/Apollo, LLC, a California limited liability company, whose address is c/o Pacifica Capital Group, LLC, 330 Washington Boulevard, Marina del Rey, CA 90292. Seller's Taxpayer Identification Number (TIN) is 95-4655238.

       1.4 Property. "Property" means the real property including Seller's interest, if any, in Improvements thereon consisting of a commercial development commonly known as 225 S. Sepulveda Boulevard, Manhattan Beach, California, as more particularly described on Exhibit "A" attached hereto.

       1.5 Escrow Holder. "Escrow Holder" means Chicago Title Company, whose address is 700 S. Flower St., Suite 900, Los Angeles, CA 90017, Attn: Amy Hiraheta.

       1.6 Title Company. "Title Company" means Chicago Title Company, whose address is 700 S. Flower Street, Suite 900, Los Angeles, CA 90017, Attn: Nate Glover.

       1.7 Preliminary Title Report. "Preliminary Title Report" means the Title Report, dated August 14, 2000, and supplements, if any, issued by the Title Company, in respect to the Property.

       1.8 Closing. "Closing" or "Close of Escrow" are terms used interchangeably in this Agreement. "Close of Escrow" will be deemed to have occurred when the Deed (as hereafter defined) is recorded in the official records of the County of Los Angeles. The last date on which the Closing shall occur is set forth in Section 3.5 unless Buyer requests an early Closing as provided therein.

       1.9 Improvements. "Improvements" means all buildings, permanent structures, mechanical systems, electrical systems, heating, ventilation and air conditioning systems, plumbing systems, hydraulic systems, security systems, driveways, sidewalks, and other hardscape, landscape, sewers and underground utilities on the Property to be sold with the Property.

       1.10 To Seller's Information and Belief. "To Seller's information and belief" or "to Seller's knowledge" means information actually known to Andy Carpiac, and is based on his actual knowledge.


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       1.11. Permits. "Permit" or "Permits" mean and refers to any permit, approval, authorization, license, variance or permission required from a governmental authority regarding the Property.

       1.12 Claim. "Claim" means any claim or demand by any Person for any alleged liabilities whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance, regulation, common law, equity or otherwise.

       1.13 Person. "Person" means any person, employee, individual, corporation, unincorporated association, limited liability company, partnership, trust, federal, state or local governmental agency, authority or other private or public entity.

       1.14 Due Diligence Materials. "Due Diligence Materials" means any of those documents provided by Seller to Buyer before the Due Diligence Period.

       1.15 Due Diligence Period. "Due Diligence Period" means the period expiring on November 29, 2000, during which period Buyer must complete its due diligence and satisfy all Buyer contingencies as provided in Section 9 of this Agreement.

       1.16 Effective Date. The "Effective Date" shall be October 30, 2000.

       1.17 "Environmental Laws" means all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any government authority regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance, or pertaining to occupational health or industrial hygiene (and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances on, under, or about the Property), occupational or environmental conditions on, under, or about the Property, as now or may at any later time be in effect, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS Sections 9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS Sections 6901 et seq.]; the Clean Water Act also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS Sections 1251 et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS Sections 2601 et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS Sections 1801 et seq.]; the Insecticide, Fungicide, Rodenticide Act [7 USCS Sections 136 et seq.]; the Superfund Amendments and Reauthorization Act [42 USCS Sections 6901 et seq.]; the Clean Air Act [42 USCS Sections 7401 et seq.]; the Safe Drinking Water Act [42 USCS Sections 300f et seq.]; the Solid Waste Disposal Act [42 USCS Sections 6901 et seq.]; the Surface Mining Control and Reclamation Act [30 USCS Sections 1201 et seq.]; the Emergency Planning and Community Right to Know Act [42 USCS Sections 11001 et seq.]; the Occupational Safety and Health Act [29 USCS Sections 655, 657]; the California Underground Storage of Hazardous Substances Act [H & S C Sections 25280 et seq.]; the California Hazardous Substances Account Act [H & S C Sections 25300 et seq.]; the California Hazardous Waste Control Act [H & S C Sections 25100

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et seq.]; the California Safe Drinking Water and Toxic Enforcement Act [H & S C
Sections 24249.5 et seq.]; the Porter-Cologne Water Quality Act [Wat C Sections 13000 et seq.], together with any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted which pertains to occupational health or industrial hygiene (and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances on, under, or about the Property), or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use.

       1.18 Hazardous Substances includes without limitation:

              1.18.1 Those substances included within the definitions of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste, or pollutant or contaminant in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS Section 9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS Sections 6901 et seq.]; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS Sections 1251 et seq.]; the Toxic Substances Control Act
(TSCA) [15 USCS Sections 2601 et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS Sections 1801 et seq.] or under any other Environmental Law;

              1.18.2 Those substances listed in the United States Department of Transportation (DOT) Table [49 CFR Section 172.101], or by the Environmental Protection Agency (EPA), or any successor agency, as hazardous substances [40 CFR Part 302];

              1.18.3 Other substances, materials, and wastes which are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and

              1.18.4 Any material, waste, or substance which is (i) a petroleum or refined petroleum product, (ii) asbestos, (iii) polychlorinated biphenyl,
(iv) designated as a hazardous substance pursuant to 33 USCS Section 1321 or listed pursuant to 33 USCS Section 1317, (v) a flammable explosive, or (vi) a radioactive material.

       1.19 Additional Definitions. This Agreement provides additional definitions of certain words and phrases related to the terms and conditions as specified in various Sections of the Agreement.

2. General Representations

       2.1 Status of Seller. Seller represents that: (i) Seller is a duly organized and existing limited liability company existing and in good standing under the laws of the State of California and is qualified to do business in the State of California; (ii) the individuals signing this Agreement are authorized to sign this Agreement on behalf of


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the Seller; and (iii) no other or additional action is required to authorize the sale of the Property.

       2.2 Status of Buyer. Buyer represents that (i) it is a Delaware corporation, existing and in good standing and qualified to do business under the laws of the State of California; (ii) the persons executing this Agreement are authorized to sign this Agreement on behalf of Buyer; and (iii) the purchase of the Property in accordance with the terms of this Agreement has been validly authorized by Buyer.

       2.3 Joint Representation. Seller and Buyer represent and agree that nothing contained in this Agreement is intended to create or shall be deemed a joint venture, partnership, or principal and agent business relationship.

3. Purchase and Sale.

       3.1 Agreement for Purchase and Sale. Seller hereby agrees to sell and Buyer hereby agrees to purchase the Property for the price and on all terms and conditions of this Agreement.

       3.2 Purchase Price. The Purchase Price for the Property is Fourteen Million Five Hundred Thousand and No/100 Dollars ($14,500,000.00) payable by bank wire transfer in immediately available funds to Seller upon Close of Escrow. Upon Closing, the Purchase Price Deposit (defined below) plus all interest accrued on the Purchase Price Deposit shall apply to the payment of the Purchase Price.

       3.3 Purchase Price Deposit. Within two (2) business days after signing this Agreement and subject to Buyer's right to terminate this Agreement as provided in Section 9, Buyer shall deliver to the Escrow Holder Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Purchase Price Deposit") by a bank cashier's check or by federal wire transfer in immediately available funds.

              3.3.1 Payment of Purchase Price Deposit. If Buyer breaches the Agreement after the expiration of the Due Diligence Period (provided that Buyer has not terminated the Agreement before the expiration of the Due Diligence Period) and the transaction contemplated hereby does not close as a result of such breach, then the total Purchase Price Deposit plus accrued interest shall be non-refundable to Buyer and shall be payable to Seller as liquidated damages. If this transaction is consummated in accordance with the terms of this Agreement, the total amount of such deposit plus accrued interest shall be applied in full towards payment of the Purchase Price at the Close of Escrow. All funds deposited in Escrow shall earn interest until paid out as liquidated damages or credited to payment of the Purchase Price at the Close of Escrow. Time is of the essence for deposit of the Purchase Price Deposit.

       3.4 Opening of Escrow. Within two (2) business days after the full execution of this Agreement, the Parties shall open an escrow (the "Escrow") with Escrow Holder. The delivery of: (i) the Purchase Price Deposit by Buyer to the

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Escrow Holder; and (ii) a fully signed copy of this Agreement including
Exhibits to Escrow Holder, shall constitute opening the Escrow in accordance with this Agreement including the escrow instructions provided in Exhibit B.

       3.5 Close of Escrow. Close of Escrow shall occur on a date no later than thirty (30) days after the end of the Due Diligence Period (the "Closing Deadline"). The parties agree that Buyer may request an earlier Closing subject to at least ten (10) business days prior written notice to Seller of Buyer's intent to Close effective as of the date specified in the notice.

              3.5.1 Extension of Close of Escrow. Buyer shall have a one-time right to extend the Closing Date for up to thirty (30) days by notifying Seller and Escrow Holder in writing of such election at least five (5) business days prior to the Closing Deadline (the "EXTENSION NOTICE"), provided that concurrently with Buyer's delivery to Seller and Escrow Holder of the Extension Notice and as a condition to such extension, Buyer shall deposit into Escrow the additional sum of Fifty Thousand Dollars ($50,000) (the "ADDITIONAL Deposit"). The Additional Deposit shall be immediately disbursed by Escrow Holder to Seller and such Additional Deposit shall not be refundable to Buyer. Upon Closing, the Additional Deposit plus all interest accrued thereon shall apply to the payment of the Purchase Price.

4. Property Sales Condition.

       4.1 "As Is" Sale. Buyer agrees and acknowledges that except for and subject to the express representations and warranties provided in this Agreement, Buyer acknowledges and agrees that (I) THE PROPERTY IS SOLD "AS IS", "WHERE IS", AND "WITH ALL FAULTS" IN ITS CONDITION AS OF THE CLOSE OF ESCROW WITHOUT ANY REPRESENTATION OR WARRANTY REGARDING ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR COMPLIANCE WITH GOVERNMENTAL LAWS, ORDINANCES OR REGULATIONS, OR WITH ANY OTHER WARRANTY, EXPRESS OR IMPLIED BY LAW OR OTHERWISE; (II) BUYER SHALL PURCHASE THE PROPERTY BASED SOLELY ON BUYER'S OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY AND IMPROVEMENTS AND BUYER'S INDEPENDENT EVALUATION OF THE DUE DILIGENCE MATERIALS WHICH SHALL BE COMPLETED BEFORE THE EXPIRATION OF THE DUE DILIGENCE PERIOD; AND (III) SELLER IS NOT OBLIGATED TO ALTER, MODIFY, REMEDIATE OR IMPROVE THE PROPERTY OR IMPROVEMENTS BEFORE THE CLOSING.

       4.2 Buyer Acknowledgment. Buyer acknowledges and agrees that as of the expiration of the Due Diligence Period, Buyer shall have reviewed, inspected and evaluated the Property including, without limitation, the environmental conditions regarding soil, groundwater and asbestos conditions (ACM), in, on or under the Property, the condition of title, whether the Property is located in a "flood zone" as

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set forth in HUD's Special Flood Zone Area Maps or is situated in a Special
Study Zone as designated under the Alquist-Priolo Special Studies Zone Act and/or Earthquake Fault Zoning Act (and all successive and/or similar acts), the availability of utility services to the Property "as is" or as subdivided, the subdivision, the existing zoning, the condition of the roof and structural building components for all buildings, the electrical, plumbing, water, sewer, sprinkler, mechanical and other building systems for all buildings above or below ground, the Due Diligence Materials, and the suitability of the Property and Improvements "as is" (except for and subject to the express representations and warranties provided in this Agreement), at the Closing for Buyer's purposes and its intended use of the Property. Furthermore, except to the extent resulting from fraud, any intentional tort, any breach by Seller of any of its representations and warranties under this Agreement or any post-closing obligations of Seller under this Agreement, Buyer, and any and all of Buyer's successors and assigns, do hereby release and waive with respect to Seller and Seller's agents any and all claims, losses, liabilities, costs and damages, known or unknown, with respect to the Property for any reason whatsoever, including, but not limited to, any improvements located thereon; and in connection therewith, further waive all rights and benefits arising under California Civil Code Section 1542 (and all successor and similar sections), which provides as follows:

       "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."


-----------------------------
Buyer's Initials

The foregoing releases, waivers and agreements of Buyer, and any and all of Buyer's successors and assigns, as set forth in this Paragraph 4 shall survive the Closing or any expiration or earlier termination of this Agreement.

       4.3 Subject to Seller's representations and warranties contained in this Agreement, Seller has no obligation to repair or correct any facts, circumstances, conditions or defects regarding the Property or to compensate Buyer for same.

5. Title

       5.1 Title Clearance. Buyer acknowledges receipt of the Preliminary Title Report from Seller for a CLTA owner's title policy together with photostatic copies of all documents affecting title, as disclosed in the Preliminary Title Report. Buyer shall approve or in good faith disapprove the Preliminary Title Report or any part thereof, by written notice to Seller and Escrow Holder within ten (10) business days after the date of this Agreement, unless otherwise waived by Buyer. If Buyer fails to so


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approve or in good faith disapprove the Preliminary Title Report, or any part thereof, in writing within this period, it shall be conclusively presumed that Buyer has approved and accepted the Preliminary Title Report in its entirety.

       5.2 Title Exceptions. If the Title Company issues any additional supplements before Closing that add exceptions to the Preliminary Title Report, Buyer shall have five (5) business days after delivery to Buyer of each supplement with copies of all documents referred to in the supplements to approve or in good faith disapprove these supplements by written notice to Seller and Escrow Holder. If Buyer fails to so approve or in good faith disapprove such items within this five (5) business day period, it shall be conclusively presumed that Buyer has approved and accepted these supplements. If there are any title exceptions not approved by the Buyer as provided above, Seller shall have the right until the Close of Escrow to have the exceptions removed or corrected by the Title Company or to extend the Closing for a period not to exceed fifteen (15) days until such exceptions have been removed or corrected for approval by Buyer. If Seller is unable to have such exceptions removed or corrected by the Title Company for approval by Buyer, Buyer may elect to either (i) waive such exceptions or disapprovals; or (ii) terminate this Agreement upon written notice of the termination of this Agreement to Seller and Escrow Holder no later than five (5) days after written notice from Seller that the exceptions will not be removed. Buyer's failure to so terminate within the five (5) business day period constitutes a waiver of Buyer's termination rights and for this reason such title exceptions shall be deemed approved. If the Agreement is terminated by Buyer as provided above, Escrow Holder shall return to Buyer the Purchase Price Deposit plus accrued interest and the Escrow shall terminate. Upon such termination Seller shall pay the Escrow costs if Buyer in good faith disapproves of any condition of title not corrected by Seller.

       5.3 Scope of Seller's Title Obligations. Seller shall have the obligation to remove Buyer's title objections in respect to monetary liens created by or through Seller, except for unpaid taxes, which are not delinquent. Notwithstanding the above, in the event Seller cannot cure such monetary liens by commercially reasonable action, Seller shall have the right to terminate this Agreement by providing Buyer and Escrow Holder with written notice of such termination. Upon such termination Seller shall pay the Escrow costs and return the Purchase Price Deposit to Buyer.

       5.4 Effect of Closing. Upon Closing, Buyer shall accept title to the Property subject to all exceptions approved, deemed approved or waived by Buyer as provided in this Agreement.

6. Buyer Investigation of Property.

       6.1. Buyer Investigation.

              a. Buyer shall have the right to conduct and complete an inspection and evaluation of the Property during the Due Diligence Period to determine if Buyer wishes to purchase the Property. This determination shall be in the sole and absolute


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discretion of Buyer for any reason or no reason. Notwithstanding the above,
Buyer agrees that Buyer's investigation shall not include the penetration of the ground surface of the Property, or of any flooring, exterior walls or roofing, unless Buyer has obtained Seller's prior written consent thereto (which consent shall not be unreasonably withheld or delayed).

              b. Buyer hereby agrees to indemnify and defend, with counsel reasonably satisfactory to Seller, Seller and Seller's agents, employees and officers, from and against any and all claims, demands, causes of action, damages and costs, resulting directly or indirectly from Buyer's inspection and investigation of the Property.

              c. Prior to commencing any inspection or investigation of the Property, Buyer shall deliver to Seller evidence of insurance, in form and amount reasonably satisfactory to Seller, maintained by such individuals or entities.

       6.2. Due Diligence Materials. Seller has delivered the Due Diligence Materials to Buyer and Buyer acknowledges receipt of the same, except for those items listed on Exhibit "H" which are identified as "NOT APPLICABLE." As to those items and as to the books and records in Seller's possession relating to the Property, Seller agrees to make its files relating to the Property (other than those of a privileged or confidential nature) available for review by Buyer at any time during normal business hours provided Buyer has given Seller at least one (1) business day prior written notice thereof.

       6.3. On-Site Investigation. In addition to the Due Diligence Materials made available to Buyer by Seller, Buyer and its consultants shall have the right, if requested, during the Due Diligence Period to enter on the Property, at reasonable times, upon reasonable notice, and in such a manner as to minimize disturbance to lessees and other occupants of the Property, to conduct an independent on-site inspection of the Property based on Seller's reasonable entry conditions. Buyer shall be responsible for its own costs incurred during the Due Diligence Period and before the Closing.

       6.4. Completion of Buyer's Investigation. Upon expiration of the Due Diligence Period, Buyer's investigation of the Property for any and all reasons in accordance with the terms of this Paragraph 6, including Buyer's review of the Due Diligence Materials (hereinafter collectively referred to as "Buyer's Investigation") shall be deemed completed for purposes of this Agreement except as to matters disclosed by supplements to the Preliminary Title Report in accordance with Paragraph 5.1, above.

7. Representations and Covenants of Seller and Disclaimer.

       7.1 Seller hereby make the following representations to Buyer:


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              7.1.1 Authority of Seller. Seller has the full right, power and authority to sell, convey and transfer the Property to Buyer and to perform Seller's obligations under this Agreement.

              7.1.2 Maintenance During Escrow. Seller shall maintain the Property until the Closing in its condition as of signing this Agreement, ordinary wear and tear or casualty loss excepted.

              7.1.3 Foreign Person. Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 and California Revenue and Taxation Code Section 18662.

              7.1.4 Special Assessments or Condemnation. To Seller's knowledge, there are not presently pending (i) any special assessments, except those shown as exceptions on the Preliminary Title Report, or (ii) condemnation actions against the Property or any part. Moreover, to Seller's knowledge, Seller has not received notice of any special assessments or condemnation actions being contemplated. To Seller's knowledge, there are no existing, proposed, or contemplated eminent domain proceedings that would affect the Property. Moreover, to Seller's knowledge, Seller has not received any notice of existing, proposed, or contemplated eminent domain proceedings that would affect the Property.

              7.1.5 Streets. To Seller's knowledge, there are no existing, proposed, or contemplated plans to widen, modify, or realign any street or highway which affects the contemplated size of, use of, or set-backs on the Property and the Improvements.

              7.1.6 Compliance with Laws. To Seller's knowledge, Seller has not received information from any governmental authority that the Property is in violation of any laws, ordinances, rules or regulations of such authority, unless any such violation has been cured.

              7.1.7 State of Facts. To Seller's knowledge, Seller has not received written notice or written information that any party to any of the Leases or Service Contracts (as each term is defined below) considers a breach or default by Seller to have occurred.

              7.1.8 Litigation. To Seller's knowledge, Seller is not involved in or aware of pending or threatened litigation which affects the Property. Furthermore, to Seller's knowledge, there are no proceedings pending or threatened against Seller before any court or administrative agency relating to the Property which adversely affects the Property, or which is likely to adversely affect Seller's ability to fulfill all of its obligations under this Agreement and the related documents.

              7.1.9 Authority. This Agreement and all other documents delivered by Seller prior to or at the Close of Escrow (i) do not violate the provisions of any


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agreement to which Seller is a party or which affects the Property, and do not violate Seller's Articles of Organization or Operating Agreement.

              7.1.10 Bankruptcy. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller or any managing member of Seller.

              7.1.11 Toxic or Hazardous Waste. To Seller's knowledge, there are no Hazardous Substances located on, under or about the Property, except as otherwise disclosed in any of the environmental reports delivered by Seller to Buyer as part of the Due Diligence Materials.

              7.1.12 Seller's Estoppel. To Seller's knowledge, the information contained in any Seller's Estoppel Certificate given by Seller to Buyer pursuant to Section 13(b) below shall be true and correct as of the Closing.

              7.1.13 Option to Purchase. Except as may otherwise be set forth in any of the Leases, to Seller's knowledge, no tenant of the Property has a contractual right or option to purchase the Property.

              7.1.14 Commissions. To Seller's knowledge, except for any commissions which may be payable under any of the Leases upon occupancy of the respective premises by the applicable tenant, there are no unpaid brokerage commissions which are currently due and owing as of the date of this Agreement in connection with any of the Leases. To Seller's knowledge, the only commissions which are payable under any of the Leases upon occupancy relate to the lease of Suite 290 (by Multaler) and Suite 240 (by Buyer).

              7.1.15 General Disclaimer. Except as expressly provided in a representation, warranty or statement of Seller in this Agreement, Seller makes no representation or warranty as to the accuracy of any document, certificate or schedule furnished or to be furnished to Buyer pursuant to this Agreement, and Seller makes no such warranty or representation as to whether such document, certificate or schedule contains or will contain any untrue statement of material fact or omits or will omit to state a material fact thereby making the statements or facts contained therein materially misleading.


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       7.2. Seller agrees as follows:

              7.2.1 Tenant Leases. Seller shall not modify, cancel, or amend any Lease or enter into any new lease between the date of this Agreement and the end of the Due Diligence Period without notifying Buyer in writing of such action (which notice shall be delivered on or before the earlier of five (5) days following such action or the end of the Due Diligence Period) and Seller shall not modify, cancel or award any Lease between the end of the Due Diligence Period and the Close of Escrow without Buyer's written approval, which shall not be unreasonably withheld (and which shall be given or denied within three (3) business days following Seller's request therefor; with Buyer's approval being deemed given if Buyer fails to timely respond within such three (3) business day period).

       7.3 Limitations. The foregoing representations of Seller are true as of the date of this Agreement and as of the Closing and shall survive the recordation of the Deed and Close of Escrow for a period of twelve (12) months. Seller's representations are for the exclusive benefit of Buyer and Buyer's assignees and shall not be for the benefit of any other Person.

8. Representations of Buyer and Reliance.

       8.1 Representations. Buyer hereby makes the following representations to
Seller:

              8.1.1 Authority of Buyer. It has full right, power and authority to purchase the Property from Seller under this Agreement and to perform Buyer's obligations under this Agreement including the financial capacity to perform this Agreement.

       8.2 Limitations. The foregoing representations are true as of the date of this Agreement and shall be true as of the Closing.

9. Buyer's Right To Terminate.

       9.1 Contingency For Buyer's Property Investigation. In addition to Buyer's right to terminate this Agreement as provided in Section 5, 15 and 16, if Buyer's Investigation discloses any condition or circumstance about the Property and Improvements that is unsatisfactory to Buyer during the Due Diligence Period, Buyer shall promptly notify Seller and Escrow Holder in writing of all facts and circumstances regarding such conditions and, at Buyer's election, Buyer may in its sole and absolute discretion either (i) terminate this Agreement and recover the Purchase Price Deposit plus accrued interest from Escrow; or (ii) waive such conditions or circumstances and this Agreement shall continue to the Close of Escrow in accordance with its terms and conditions. Except as otherwise provided in this Agreement, Buyer's right to terminate as provided above shall expire the last day of the Due Diligence Period. Buyer shall exercise the right to terminate by giving Seller and Escrow Holder written notice of the unconditional termination of this Agreement before the expiration of the Due Diligence Period. Failure to so exercise this right on or before that date shall be deemed a waiver of the right to terminate for this contingency.

       9.2 Return of Due Diligence Materials. If this Agreement is terminated as provided in this Agreement, Buyer shall promptly deliver to Seller all original copies of the Due Diligence Materials provided by Seller to Buyer and copies of all Buyer consultant reports and other documents prepared by or for Buyer that pertain to the Property and Buyer's Investigation (hereinafter collectively referred to as "Consultant Reports").

       9.3 Escrow Termination. Upon receipt of Buyer's written notice to terminate as provided above, Escrow Holder shall terminate the Escrow and return the Purchase Price Deposit to Buyer and Buyer shall pay all costs of Escrow, if any.

       9.4 Buyer Remedies. In the event Seller shall breach or be in default of any of the terms and conditions of this Agreement, Buyer, prior to the pursuit of any other remedy, provisional or otherwise, shall arbitrate such matter in accordance with Section 17 hereof. In the event that Buyer shall elect to close Escrow with knowledge of any breach or default by Seller, then in such an event, Buyer shall be deemed to have waived such breach or default, and further waived any right to seek damages or other remedy thereafter.

       9.5 SELLER'S DEFAULT. IF SELLER DEFAULTS UNDER THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE AS PROVIDED HEREIN, THEN BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, WHETHER AT LAW OR IN EQUITY, EITHER (A) TO TERMINATE THIS AGREEMENT AND RECOVER THE PURCHASE PRICE DEPOSIT OR (B) IN LIEU OF TERMINATING THE AGREEMENT AND RECOVERING THE PURCHASE PRICE DEPOSIT, BUYER SHALL BE ENTITLED TO PURSUE SPECIFIC PERFORMANCE OF THIS AGREEMENT WITHOUT RIGHT TO ANY DAMAGES OR OTHER EQUITABLE RELIEF WHATSOEVER, BUT ONLY IF BUYER DEPOSITS WITH ESCROW HOLDER THE CASH BALANCE OF THE PURCHASE PRICE (OR EVIDENCE A LOAN COMMITMENT FOR SUCH CASH BALANCE OR FINANCIAL STATEMENTS EVIDENCING BUYER'S ABILITY TO FUND SUCH CASH BALANCE), WITHIN FIVE (5) BUSINESS DAYS FOLLOWING THE SCHEDULED CLOSING DATE, TOGETHER WITH ALL CLOSING DOCUMENTS REQUIRED HEREUNDER FROM BUYER AND BUYER FILES SUCH SPECIFIC PERFORMANCE ACTION WITHIN THIRTY (30) DAYS FOLLOWING THE SCHEDULED CLOSING DATE. BUYER SHALL NOT BE ENTITLED TO RECORD A LIEN OR LIS PENDENS AGAINST THE PROPRETY OTHER THAN IN CONNECTION AND CONCURRENTLY WITH THE FILING OF SUCH SPECIFIC PERFORMANCE ACTION.


/s/ SO                                      /s/ Illegible
------------------------                    -------------------------

SELLER'S INITIALS                           BUYER'S INITIALS

10. Confidentiality.

       10.1 Confidentiality of Due Diligence Materials. Buyer acknowledges and agrees that the Due Diligence Materials are confidential business documents of Seller except for those documents that are available in public records.

       10.2 Acknowledgment. Buyer shall instruct each of its employees, agents, contractors and consultants and any other person or firm performing consulting and/or legal services in connection with the purchase of the Property before Closing that the Due Diligence Materials and Consultant Reports are confidential business documents of Seller, and shall not be disclosed to any third person without the prior approval of Seller.

       10.3 Post Closing Confidentiality. After Closing, Buyer may use any Due Diligence Materials in its possession or the possession of any Buyer's consultants as of the Close of Escrow as Buyer deems necessary and without Seller's prior approval.

11. Escrow.

       11.1 Escrow Holder Performance. Escrow Holder is authorized and instructed to conduct the Escrow in accordance with this Agreement and Exhibit B, applicable law, and customary escrow practice in Southern California including any reporting requirements of the Internal Revenue Service. Escrow Holder shall close the Escrow by recording the Deed and such other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement and Exhibit B. Escrow Holder shall not prepare any further escrow instructions restating or amending this Agreement unless specifically instructed by the Parties.

       11.2 Compliance with Notices, Demands or Changes. Escrow Holder shall not comply with any notice, demand or change of the Escrow Instructions unless such notice, demand or change is signed by authorized representatives of both parties or of one Party if the terms of this Agreement state that such notice may be provided solely by such one party.

       11.3 Deliveries Into Escrow. No later than 11:00 A.M. on the business day prior to the Closing Deadline; (i) Buyer shall deliver to Escrow Holder, in certified funds or by wire transfer, all funds necessary to Close the Escrow in accordance with the terms of this Agreement; and (ii) Seller and Buyer shall also each deliver to Escrow Holder, all documents necessary on the part of each party to comply with this Agreement and as necessary for the Escrow Holder to close the Escrow in accordance with terms of this Agreement. These documents include, without limitation, the following documents:

              (a) Deed. Seller will provide a duly executed and acknowledged deed (the "Deed") in recordable form conveying the Property to Buyer as set forth in Exhibit C. Seller shall execute and acknowledge a deed as provided herein and Seller shall deliver the Deed to the Escrow Holder before the Closing Deadline.

              (b) Title Policy. Escrow Holder will provide to Buyer at Seller's sole cost a standard CLTA Owner's title insurance policy in the amount of the Purchase Price. If Buyer wishes to obtain an ALTA Owner's title insurance policy and/or any endorsements to the title policy, Buyer shall at its sole cost and expense and without delay to the Closing comply with all requirements of the Title Company for issuance of an ALTA Owner's title policy and/or any endorsements to the title policy. Buyer shall provide the Title Company with an ALTA survey of the Property, if required, at Buyer's expense, in a form satisfactory to the Buyer and the Title Company. Buyer shall pay all title insurance costs and expenses in excess of the cost of the standard CLTA Owner's title insurance policy. The actual Owner's title insurance which is issued to Buyer by the Title Company is hereinafter referred to as the "Title Policy."

              (c) Non-Foreign Affidavits. Seller will provide duly executed Non-Foreign Affidavits pursuant to Section 1445 of the Internal Revenue Code, as amended, and Section 18662 of California Revenue and Taxation Code.

              (d) General Assignment. Seller and Buyer will provide a fully executed General Assignment (hereinafter, the "General Assignment") in the form set forth in Exhibit D attached hereto with respect to the intangible property relating to the Property and the Improvements described therein including, without limitation, all approvals, permits, plans, maps, applications, subdivision rights, licenses, systems, meters, sewer connections and other property located on or attached to the Property and any Improvements remaining as of the Close of Escrow.

              (e) Assignment and Assumption Agreement. Seller and Buyer will provide a fully executed Assignment and Assumption Agreement (hereinafter, the "Assignment and Assumption Agreement") in the form set forth in Exhibit E attached hereto.

              (f) Bill of Sale. Seller will provide an executed Bill of Sale (the "Bill of Sale") in the form set forth in Exhibit "I" attached hereto.

              (g) Seller's Deposits. Seller shall furthermore deposit into Escrow the following:

                     (i) Plans. The original plans and specifications relating to the Property, to the extent in Seller's actual possession;

                     (ii) Leases. The original Leases, to the extent in Seller's actual possession; and

                     (iii) Certificates of Occupancy. The original certificates of occupancy, to the extent in Seller's actual possession.

                     (iv) Additional Items. All general ledger records, worksheets relating to CAM charges, original vendor invoices and tax bills, to the extent in Sellers' actual possession and solely relating to the Property.

              (h) Proof of Authority. Proof of the authority and authorization of Buyer and Seller to enter into and complete performance of this Agreement including proof of the power and authority of the persons signing and/or delivering any instruments, documents, or certificates on behalf of the parties to act for and bind each party as reasonably required by the Title Company, Escrow Holder, Buyer, or Seller.

       11.4 Close of Escrow. As used in this Agreement, "Close of Escrow" means the recordation of the Deed and in the official records of Los Angeles County, State of California. Escrow Holder shall complete the Closing on or before the Closing Deadline if it has received all the cash funds and documents required to be delivered into Escrow by Buyer and Seller and if all of the conditions to Closing specified in this Agreement or the Escrow Instructions have been satisfied. Right to possession of the Property shall transfer to Buyer at the Close of Escrow, subject to Buyer's rights of early entry and investigation set forth herein, and the rights of tenants-in-possession, and further subject to the exceptions contained in the Title Policy.

       11.5 Recordation and Distribution. To Close the Escrow, the Escrow Holder shall do the following: (i) cause the Deed to be recorded by the County Recorder of Los Angeles County and pay any real estate transfer taxes; (ii) deliver to Buyer the CLTA Owner's title policy or ALTA Owner's title policy if requested by Buyer, and the General Assignment, Bill of Sale, and Assignment and Assumption Agreement, and Seller's Non-Foreign Affidavit; (iii) pay Buyer any funds in excess of the Purchase Price and Buyer's share of costs and prorations which are properly refundable to Buyer; and (iv) concurrently deliver to Seller cash funds in the amount of the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Escrow costs and other adjustments provided for in this Agreement or other instructions to the Escrow Holder.

       11.6 Escrow Prorations.

              (a) Proration Process. All taxes, assessments, improvement bonds and other similar expenses, if any, affecting the Property shall be prorated as of 12:01 a.m. on the day of Closing in accordance with the following provisions. For calculating prorations, Buyer shall be deemed to have title to the Property for the entire day upon which Closing occurs. Any apportionments and prorations which are not expressly provided for below shall be made in accordance with customary escrow practice in Southern California. Escrow Holder shall prepare an agreed schedule of tentative adjustments no later than two (2) days before Closing for submission to Buyer and Seller. These adjustments, if and to the extent known and agreed by the parties, shall be paid by Buyer to Seller if the prorations result in net credit to Seller or by Seller to Buyer if the prorations result in a net credit to the Buyer by increasing or reducing the cash to be paid by Buyer through Escrow at Close of Escrow. Any adjustments not determined or agreed upon as of Closing shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable after the Closing.

              (b) Real Estate Taxes. All nondelinquent real estate taxes, assessments and improvements bonds due and payable on the Property shall be prorated as of the date of Closing based on the actual current Los Angeles County tax bill. After Closing, Buyer shall be solely liable and responsible for any real estate taxes and assessments except to the extent such taxes are attributable to the Property before Closing. All real estate tax assessments which are or may become a lien against the Property arising out of Seller's ownership, use or development of the Property prior to Closing, excluding assessments arising out of Buyer's ownership, use or development of the Property, shall be paid by Seller to be prorated as of the Closing.

              (c) Utilities. As of the Closing, all outstanding and/or unpaid assessments for sewer and charges for consumption of electricity, water and gas (the "Utility Charges") shall be the responsibility of Seller to be prorated as of the Closing. Seller shall make a reading of all utility meters as of the Closing and report them to Buyer within thirty (30) days after the Closing. Buyer shall be responsible for and pay all such Utility Charges, and sewer assessments after the Closing and all such Utility Charges shall be prorated as of the Close of Escrow accordingly.

              (d) Security Deposits. Buyer shall be credited and Seller shall be charged with any security deposits and advanced rentals in the nature of security deposits made by the lessees under the Leases, except to the extent same have been applied in accordance with the terms of said Leases.

              (e) Rentals. Buyer shall be credited and Seller shall be charged with rentals and other payments, including "Percentage Rent" and operating cost pass-throughs, actually paid by lessees, licensees, concessionaires and other persons using or occupying the Property or any part thereof, for or in connection with such use or occupancy, for periods subsequent to the Close of Escrow. However, Buyer shall not be obligated to make any payment or give any credit to Seller on account of, or by reason of, any rental or other payments which are unpaid as of the Closing Date, but shall be required merely to turn over to Seller its share of the same if, as and when received by Buyer. All payments received by Buyer from a lessee, licensee, concessionaire or other person shall be applied against the most delinquent obligation or obligations of the payor. Buyer hereby agrees to utilize reasonable commercial efforts to collect such delinquent sums.

              (f) Leasing Commissions and Tenant Improvements. Commissions of leasing and rental agents and tenant improvement allowances for any Leases entered into prior to November 1, 2000, whether in respect to base lease term, future expansions, renewals, or otherwise, shall be paid in full at or prior to the Closing by Seller, without contribution or proration from Buyer (except that Seller shall have no responsibility for the payment of commissions which are not due and owing as of the Closing [including any commissions due under any of the Leases upon occupancy where the tenant has not occupied its premises as of the Closing] or which relate to any future expansion or lease renewal which occurs after the Closing, nor shall Seller be responsible for the payment of any tenant improvement allowance which is not due and owing as of the Closing, and Buyer shall be solely responsible for the same). Commissions of leasing and rental agents and tenant improvement allowances for any Leases entered into on or subsequent to November 1, 2000, in accordance with Paragraph 18.2, whether with respect to base lease term, future expansions, renewals, or otherwise, shall be prorated between Seller and Buyer based upon the portions of the lease term which occur prior to (which shall be the obligation of Seller) and after (which shall be the obligation of Buyer) the Closing. Notwithstanding anything to the contrary contained herein, Seller is responsible for all commissions and tenant improvement allowances with respect to the lease of Suite 175 in the Property (containing approximately 3,341 rentable square feet). Seller shall provide Buyer with a credit at the Closing in the amount of any tenant improvement allowance which remains due, but unpaid by Seller as of the Closing Date with respect to the lease of Suite 175.

              (g) Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate transfer payments outside of Escrow when the amount due is determined after the Close of Escrow.

       11.7 Escrow Costs and Expenses.

              (a) Seller Costs. Seller shall pay (i) all premiums for the standard CLTA Owner's title policy in the amount of the Purchase Price; (ii) one-half (1/2) of all Escrow fees and costs; (iii) Seller's share of the above prorations; and (iv) fifty percent (50%) of all documentary transfer taxes.

              (b) Buyer Costs. Buyer shall pay (i) the ALTA portion of title insurance premiums for the standard ALTA Owners title policy and the cost of any endorsements to such policy requested by Buyer; (ii) all document recording charges and fifty percent (50%) of all documentary transfer taxes; and (iii) one-half (1/2) of all Escrow fees and costs.

              (c) Professional Fees. Buyer and Seller shall each pay the legal and professional fees of any agents and consultants retained by them as incurred by Buyer and Seller respectively. All other Closing costs and expenses shall be allocated between Buyer and Seller in accordance with the customary escrow practice in Southern California.

              (d) Tax Transfer. Unless requested by Buyer to the contrary, Escrow Holder shall affix documentary transfer tax amounts before the recordation of the Deed.

              (e) Withholding Tax. Seller shall deliver to the Escrow Holder a duly executed California Form 590 that exempts Seller from any withholding tax on the Purchase Price under Section 18662 of the California Revenue and Taxation Code.

12. Seller's Conditions to Closing. Close of Escrow and Seller's obligation to perform under this Agreement are conditioned upon the full performance by Buyer or waiver by Seller at the Closing of all of the following:

       (a) Buyer shall have deposited all documents and funds into Escrow as required by this Agreement and the balance due in the total amount of the Purchase Price;

       (b) Buyer shall have paid into Escrow any other sums required as provided in this Agreement;

       (c) All Buyer representations set forth in this Agreement shall be true and correct in all material respects as of Closing; and,

       (d) Seller shall not have terminated this Agreement pursuant to the terms of this Agreement.

       12.1 Waiver. All of the above conditions are for the exclusive benefit of Seller and may be waived by Seller at any time, provided that any waiver to be effective must be in writing duly signed by Seller and delivered to Escrow Holder and Buyer. Escrow Holder shall assume that Buyer representations are true and the conditions set forth in Section 12(c) are satisfied or waived unless it receives written notice to the contrary from Seller before Closing. Seller's consent to Closing shall constitute a waiver by Seller of any unsatisfied conditions provided that such waiver shall not waive Buyer's obligations to cause such conditions to be satisfied promptly after the Closing.

13. Buyer's Conditions to Closing. Close of Escrow and Buyer's obligations to perform under this Agreement are conditioned upon the full performance by Seller or waiver by Buyer at the Closing of all of the following:

       (a) The Deed executed by Seller, and in recordable form, shall have been deposited into Escrow together with other documents which Seller is required to deposit in the Escrow;

       (b) Tenant Estoppel Certificates and Tenant Subordination Agreements. Seller shall use reasonable efforts to deliver to Buyer, not more than thirty
(30) days and not less than ten (10) days prior to the Close of Escrow (i) a completed, executed tenant estoppel certificate (the "Estoppel Certificates") from each tenant at the Property, substantially in the form attached hereto as Exhibit "F", or on a different form approved by Seller, and (ii) a subordination agreement (the "Subordination Agreements"), executed and notarized in recordable form, from each tenant at the Property on the most recent Subordination, Non-Disturbance and Attornment form adopted by the American Institute of Real Estate or on a different form approved by Seller (the "AIR "Subordination"). Notwithstanding the preceding sentence, it shall be a condition precedent to Buyer's obligation to purchase the Property (which may be waived by Buyer in its sole discretion) that Seller deliver to Buyer (aa) Estoppel Certificates (the "Required Certificates") from both (x) all tenants (other than Buyer) who, at the Close of Escrow, lease more than 5,000 rentable square feet of space at the Property ("Major Tenants"), and (y) tenants (including the Major Tenants) who, at the Closing Date, in the aggregate, lease at least 75% of the rentable square footage of the Property (provided that for purposes of determining the rentable square footage of the Property, the rentable square footage leased or subleased by Buyer in the Property shall not be included), exclusive of month-to-month tenancies, and (bb) Subordination Agreements (the "Required Agreements") from both (x) all Major Tenants (other than Buyer), and (y) tenants (including the Major Tenants) who, at the Closing Date, in the aggregate, lease at least 75% of the rentable square footage of the Property (provided that for purposes of determining the rentable square footage of the Property, the rentable square footage leased or subleased by Buyer in the Property shall not be included), exclusive of month-to-month tenancies. If Seller is unable to deliver a Required Certificate or Required Agreement prior to the Closing Date, Seller may elect, by written notice to Buyer, to either (1) subject to Buyer's willingness to accept Seller Estoppel Certificates (in Buyer's sole and absolute discretion), close the transaction in accordance with the terms and conditions of this Agreement by providing to Buyer, Seller Estoppel Certificates, as defined below, sufficient, when combined with Estoppel Statements executed by Tenants, to represent at least 75% of the rentable square footage of the Property (provided that for purposes of determining the rentable square footage of the Property, the rentable square footage leased or subleased by Buyer in the Property shall not be included), as provided above, or (2) extend the Closing Date for up to thirty (30) days (the "30 Day Period") to enable Seller to obtain and deliver to Buyer the Required Certificates and Required Agreements. If Seller elects to delay the Closing Date for the 30 Day Period and Seller fails to deliver the Required Certificates or the Required Agreements by the end of such 30 Day Period, Buyer may elect, by written notice to Seller, to either (xx) close the transaction in accordance with the terms and conditions of this Agreement, or
(yy) terminate the transaction (and receive a full refund of the Purchase Price Deposit). If Buyer fails to deliver a written notice to Seller specifying one of the foregoing courses of action within three (3) business days following the end of the 30 Day Period, such inaction shall be deemed Buyer's election to accept the Property and proceed to the Closing in a timely manner. Prior to delivering the Estoppel Certificates and Subordination Agreements to the tenants, Seller shall first deliver the same to the Buyer for review and approval. Buyer shall have three (3) business days after the receipt of each such unexecuted Estoppel Certificate and Subordination Agreement to approve or disapprove the same. After Seller has obtained the executed Estoppel Certificates and Subordination Agreement from any tenant, Seller shall again deliver the same to Buyer for review and approval. Buyer shall have three (3) business days after the receipt of each such executed Estoppel Certificate and Subordination Agreement to approve or disapprove the same (provided, however, that Buyer may only disapprove a tenant executed Estoppel Certificate or Subordination Agreement if it (dd) contains information materially inconsistent with the unexecuted draft of the same previously approved by Buyer, (ee) alleges a default under the applicable lease, or (ff) discloses a material dispute between the landlord and tenant in connection with the applicable lease). A copy of the Seller Estoppel Certificate is attached hereto as Exhibit "G." Notwithstanding any other terms herein, the AIR Subordination shall be utilized by Seller, and shall be deemed approved by Buyer, unless, prior to the end of the Due Diligence Period, Buyer shall provide Seller with an alternative Subordination Agreement form reasonably acceptable to Seller.

       (c) The Title Company shall be prepared to issue an ALTA Owner's policy to Buyer subject to the conditions of title approved or waived pursuant to
Section 5 (provided that this condition shall be deemed satisfied unless the failure to issue any ALTA policy results from the issuance by the Title Company of a supplemental title report after the end of the Due Diligence Period);

       (d) Seller shall deliver to the Escrow Holder, in respect to each Owner, a duly executed California Form 590RE that exempts Seller from any withholding tax on the Purchase Price under Section 18422 of the California Revenue and Taxation Code.

       (e) Seller shall deliver to the Escrow Holder a FIRPTA certification under IRC Section 1445 and California Revenue and Taxation Code Section 18662.

       (f) All Seller representations set forth in this Agreement shall be true and correct in all material respects as of Closing; and,

       (g) Buyer shall not have terminated this Agreement pursuant to the Sections 5, 9, 15 or 16 of this Agreement.

       13.1 Waiver. All of the above conditions are for the exclusive benefit of Buyer and may be waived by Buyer at any time, provided that any waiver must be in writing duly signed by Buyer and delivered to Escrow Holder and Seller to be effective. Escrow Holder shall assume that Seller representations are true and that the conditions set forth in Section 13(f) are satisfied or waived, and such conditions shall be deemed satisfied or waived unless Escrow Holder receives written notice to the contrary from Buyer before the Closing. Buyer's consent to Closing shall constitute a waiver by Buyer of any unsatisfied conditions to Closing, provided that such waiver shall not waive Seller's obligations to cause such conditions to be satisfied promptly after the Closing.

14. SELLER LIQUIDATED DAMAGES.

       THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO DETERMINE, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF BUYER BREACHES THE OBLIGATION TO PURCHASE THE PROPERTY AND THE SALE DOES NOT CLOSE AS A RESULT OF SUCH BREACH, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES PAYABLE BY BUYER OR ESCROW HOLDER ON BEHALF OF BUYER TO SELLER IN THE AMOUNT OF THE PURCHASE PRICE DEPOSIT THEN IN ESCROW PLUS ACCRUED INTEREST THEREON TO THE DATE OF PAYMENT TO SELLER. UPON PAYMENT OF SAID SUMS TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, EXCEPT FOR BUYER'S OBLIGATIONS UNDER SECTIONS 6.1(b) AND 18.13 OF THIS AGREEMENT. THIS PAYMENT TO SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OF PENALTY WITHIN THE MEANING OF
SECTION 3275 OR 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION.

/s/ Illegible                              /s/ SO
-------------------------                  -------------------------
Buyer's Initials                           Seller's Initials

15. Condemnation. If prior to Closing, the Property or any part of the Property is taken through the power of eminent domain, then Buyer has the right to elect in writing within ten (10) days after Seller's notice of this action to (i) terminate this Agreement by written notice to Seller and Escrow Holder of the unconditional termination of this Agreement within ten (10) days after receipt of such notice from Seller and receive a refund of all monies deposited in Escrow plus accrued interest thereon; or (ii) close the Escrow as provided in this Agreement and have all eminent domain proceeds payable by reason of such condemnation assigned to and paid to Buyer. If Buyer does not so elect to terminate this Agreement, the Escrow shall proceed to Closing as provided in this Agreement and Seller shall assign to Buyer all eminent domain proceeds, claims, or causes of action.

       If prior to the Closing, there is a temporary taking through the power of eminent domain of all or part of the Property, this Agreement will remain in full force and effect and the obligations of the parties shall be extended for the period of delay caused by this temporary taking; provided, however, after one (1) month of delay Buyer or Seller shall have the right to terminate this Agreement upon written notice to the other party and Escrow Holder. If Buyer or Seller elects to terminate this Agreement as provided above, then the Purchase Price Deposit plus accrued interest thereon shall be paid to Buyer and this Agreement shall be deemed terminated and each party shall be relieved of their respective obligations under this Agreement. Seller and Buyer shall each bear one-half of the escrow costs.

16. Casualty Loss.

       16.1 Notice of Casualty. Between the date of this Agreement and the Closing, Seller shall give Buyer written notice of any fire or other casualty loss or other occurrence including seismic disturbance at the Property and Improvements, including the amount of such damage or loss.

       16.2 Losses. If prior to the Closing the Property or any part thereof is damaged and a contractor designated by both parties determines in its sole reasonable judgment that the cost of repairing such damage is in excess of $250,000, then Buyer has the right to elect in writing within ten (10) days after Seller's notice of the occurrence and amount of damage to (1) terminate this Agreement by written notice to Seller and Escrow Holder within ten (10) days after receipt of such notice from Seller and receive the return of all monies deposited in Escrow plus accrued interest thereon; or (ii) proceed to Close the Escrow as provided in this Agreement, in which event Seller shall assign to Buyer all of Seller's right, title and interest in and to any insurance proceeds resulting from such damage.

       If prior to the Closing, the Property and Improvements or any part thereof is damaged and a contractor designated by both parties determines in its sole reasonable judgment that the cost of repairing such damage is less than $250,000.00, Seller shall, at Seller's election, (a) repair or replace the damaged Property and Improvements at its sole cost and expense before Closing or
(b) assign to Buyer all of Seller's right, title and interest in and to any insurance proceeds resulting from such damage, and, in addition thereto, credit to Buyer, at the Closing, the difference between the cost of repairing the damage, determined above, and the amount of Seller's insurance proceeds being assigned pursuant to this paragraph.

       16.3 Disputes. All disputes arising under this Section 16, to the extent that they cannot be resolved by mutual agreement between Seller and Buyer, shall be resolved as provided in Section 17 of this Agreement before or after Closing.

17. Settlement of Disputes.

       17.1 Arbitration of Disputes. Any dispute regarding the interpretation, enforcement or performance of this Agreement, the Deed, the General Assignment, the Bill of Sale, or the Assignment and Assumption Agreement shall be decided by binding and non-appealable arbitration before a single arbitrator pursuant to the commercial arbitration rules of JAMS. Following a demand for arbitration, the parties shall have ten (10) calendar days to agree upon an arbitrator. If the parties cannot agree upon an arbitrator within such period, then either party may request that JAMS appoint an arbitrator. The decision of such arbitrator shall be final, and either party may apply to a court of competent jurisdiction for the confirmation thereof. The prevailing party in such arbitration shall be entitled to reimbursement of its reasonable attorney's fees and costs, expert witness fees and arbitration fees. Any such arbitration shall be conducted in Los Angeles County.

       17.2 NOTICE: BY INITIALING IN THE SPACE BELOW, EACH PARTY GIVES UP ANY RIGHTS TO HAVE ANY DISPUTE LITIGATED IN A TRIAL COURT AND TO A JURY TRIAL. IF EITHER PARTY REFUSES TO SUBMIT TO THE AGREED ARBITRATION PROCEEDINGS, SUCH PARTY MAY BE COMPELLED TO SUBMIT TO SUCH ARBITRATION PROCEEDINGS UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES' AGREEMENT TO THIS REFERENCE PROVISION IS VOLUNTARY.

       THE UNDERSIGNED HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "SETTLEMENT OF DISPUTES" PROVISIONS TO ARBITRATION.

/s/ Illegible                                      /s/ SO
-------------------------                          ----------------------
   Buyer's Initials                                  Seller's Initials

18. General Provisions.

       18.1 Counterparts. This Agreement may be signed in counterparts, provided that this Agreement or any counterpart shall be of no force and effect unless and until Buyer and Seller have both signed this Agreement or a counterpart.

       18.2 Use of Land and Improvements. Subject to the provisions of this Agreement, Seller shall retain the possession and use of the Property until the Close of Escrow in a manner determined by Seller.

       18.3 Notices.

              18.3.1 Notice to Parties. All notices and demands shall be given in writing by personal delivery, courier service, Federal Express, or U. S. registered or certified mail postage prepaid return receipt requested. Notice shall be deemed given as of two (2) business days after deposit into the United States mail, or in the case of any other acceptable communication, upon delivery to the addressee. Notices shall be addressed as set forth below for the respective party, provided that if a party gives notice of a change of name or address, notices to that party shall thereafter be given as specified in that notice. Facsimile communication may be used to expedite communication only.

        To Seller:           Pacifica California/Apollo, LLC
                             c/o Pacifica Capital Group, LLC
                             330 Washington Boulevard, Ste. 300
                             Marina Del Rey, California 90292
                             Attn: Andy Carpiac
                             Telephone: (310) 301-4333
                             Facsimile:   (301) 301-4334

        with a copy to:      Jeffer, Mangels, Butler & Marmaro LLP
                             2121 Avenue of the Stars, Tenth Floor
                             Los Angeles, California 90067
                             Attn:  Scott M. Kalt, Esq.
                             Telephone:  (310) 785-5314
                             Fax:  (310) 203-0567

        To Buyer:            Skechers USA, Inc.
                             228 Manhattan Beach Boulevard
                             Manhattan Beach, California 90266
                             Attn:  Philip Paccione, Esq.
                             Telephone: (310) 318-3100
                             Facsimile: (310) 798-7961

        with a copy to:      Kirkpatrick and Lockhart
                             9100 Wilshire Boulevard, Eighth Floor (East Tower)
                             Beverly Hills, California 90212
                             Attn:  William Bernfeld, Esq.
                             Telephone:  (310) 273-1870
                             Fax:  (310) 274-8293

              18.3.2 Notice to Escrow Holder. Notices shall be sent to the Escrow Holder as follows:

        To Escrow Holder:    Chicago Title Company
                             700 S. Flower Street
                             Los Angeles, CA 90017
                             Attention: Amy Hiraheta
                             Telephone: 213-488-4300
                             Facsimile: 213-488-4384

Notices sent to either Party after Escrow is opened shall also be sent to the Escrow Holder.

       18.4 Amendment. This Agreement may be amended at any time only by the mutually acceptable written agreement signed by authorized representatives of Buyer and Seller.

       18.5 Binding Upon the Parties. All amendments, changes, and revisions of this Agreement, in whole or in part, and made from time to time, shall be binding upon the parties and their successors or permitted assigns if the document is in writing and signed by the Buyer and Seller.

       18.6 Assignment; Binding on Successors. Seller shall not assign this Agreement or any right under it without the prior written consent of Buyer which Buyer may withhold in its sole and absolute discretion. Any attempted assignment in violation of this Agreement shall be null and void.

       Buyer may assign this Agreement to an Affiliate. For the purposes of this paragraph, the term "Affiliate" means an entity that is wholly owned by Buyer.

       18.7 Waiver of Conditions or Remedies. The waiver by one party of the performance of any agreement, condition, or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by that party of any other agreement, condition, or promise under this Agreement. The waiver by either or both parties of the time for performing any act required by this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and any provision in this Agreement for a specific remedy shall not exclude other consistent remedies unless they are expressly excluded.

       18.8 Exhibits. All exhibits to which reference is made are deemed incorporated in this Agreement whether or not the Exhibits are actually attached.

       18.9 Further Acts. Each party agrees to perform any additional acts which may be reasonably necessary to carry out the provisions of this Agreement including the signing and delivery of documents specified in this Agreement.

       18.10 Severability. If any provisions of this Agreement or any escrow instructions signed pursuant to this Agreement are held by a court of competent jurisdiction to be invalid, this determination shall not affect the validity of the remaining provisions of this Agreement.

       18.11 Time of the Essence. Time shall be of the essence as to all dates and times of performance whether contained in this Agreement or in the Escrow Instructions.

       18.12 Recording Documents. Under no circumstances may either Party record this Agreement or any amendment thereto or record a memorandum thereof before Closing.

       18.13 Brokers. Seller and Buyer each agree to indemnify, defend, and hold each other harmless against any loss, liability, damage, cost, claim or expense incurred by reason any brokerage fee, commission or finder's fee alleged to be payable because of the formation of this Agreement or any dealings or other acts or omissions of the indemnifying party regarding any broker or other intermediary compensation for the purchase and sale of the Property. In the event the sale of the Property to Buyer is consummated pursuant to the terms hereof, Seller agrees to pay a brokerage commission to Grubb & Ellis and Leonard & Ohren pursuant to the terms of a separate agreement.

       18.14 Publicity. Except for those matters that must be disclosed to perform the Buyer and Seller commitments under this Agreement, the parties agree that the provisions of this Agreement are confidential business of Buyer and Seller and no press releases concerning the transactions provided for in this Agreement shall be made by either party before Closing without the prior written consent of the other party which consent may be withheld as the other decides in its sole discretion.

       18.15 Applicable Law. This Agreement shall be construed and enforced in accordance with and its performance shall be governed by the law of the State of California including any other federal or local law, regulation or ordinance that apply as provided in this Agreement.

       18.16 Construction. This Agreement has been prepared by Seller and its professional advisors and reviewed by Buyer and its professional advisors. Seller and Buyer and their respective advisors believe that this Agreement is the result of their negotiation efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller. The Parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of a sophisticated Seller and Buyer.

       18.17 Survival of Provisions. The covenants, agreements, representations and warranties of both Buyer and Seller set forth in this Agreement (including any certification by Seller pursuant to any Seller Estoppel Certificate), shall survive the recordation of the Deed and the Close of Escrow for a period of twelve (12) months.

       18.18 Holidays. Whenever this Agreement provides for a date or period of time on or before which date certain acts or events are to occur, if such date or last day of such period falls on a Saturday, Sunday or legal Holiday in the State of California, the date shall be deemed to fall on the next business day.

       18.19 Entire Understanding. This Agreement contains the entire understanding between the Parties and supersedes any prior understandings or written or oral agreements between them regarding the purchase and sale of the Property. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed in this Agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

       18.20 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

       18.21 Limitation of Liability. Buyer acknowledges and agrees that neither the trustees, shareholders, officers, investment managers, employees, partners nor advisors of Seller, assume any personal liability for obligations entered into by or on behalf of Seller. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Seller have any liability for speculative, special, consequential, punitive, or any other damages other than actual damages under this Agreement and in no event will Seller's liability for actual damages exceed the sum of $1,000,000.00.


IN WITNESS WHEREOF, parties have executed this Agreement together with the Exhibits attached hereto by their duly authorized signatories effective as of the day and year last written below.


SELLER:                                        BUYER:

PACIFICA CALIFORNIA/APOLLO, LLC, a             SKECHERS USA, INC.,
California limited liability company           a Delaware corporation



By: /s/ STEVEN OHREN                    By: /s/ DAVID WEINBERG
   --------------------------------        -------------------------------------
   Steven Ohren, Manager                Name: David Weinberg
                                             -----------------------------------
                                        Its: CFO
                                            ------------------------------------


                                        By: /s/ PHILIP C. PACCIONE
                                           -------------------------------------
                                        Name: Philip C. Paccione
                                             -----------------------------------
                                        Its: VP of Business Affairs
                                            ------------------------------------

Dated: ___________, 2000                Dated: 11-13, 2000

Place:  Los Angeles, CA                 Place:  Los Angeles, CA

                                                                       EXHIBIT A

                        Legal Description of the Property



Parcel A as created by that certain Declaration of Lot Consolidation recorded October 29, 1987, Instrument No. 87-1732114, Official Records, also described as:

LOTS 11, 12 AND 13 IN BLOCK 2 OF CARNATION VILLA TRACT, IN THE CITY OF MANHATTAN BEACH, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 42 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THAT PORTION OF SAID LOT 11, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 11, THENCE NORTH 89 DEGREES 45 MINUTES 30 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 11 A DISTANCE OF 12.00 FEET; THENCE SOUTH 00 DEGREES 09 MINUTES 00 SECONDS WEST, A DISTANCE OF 199.96 FEET TO A POINT OF CURVATURE; THENCE THROUGH A CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 25 FEET, A DISTANCE OF 39.31 FEET TO A POINT OF TANGENCY ON THE SOUTH LINE OF SAID LOT 11; THENCE SOUTH 89 DEGREES 45 MINUTES 30 SECONDS EAST ALONG THE SOUTH LINE OF SAID LOT 11 A DISTANCE OF 37.04 FEET TO THE SOUTHEAST CORNER OR SAID LOT 11; THENCE NORTH 00 DEGREES 09 MINUTES 00 SECONDS EAST ALONG THE EAST LINE OF SAID LOT 11 A DISTANCE OF 225.00 FEET TO THE POINT OF BEGINNING.

                                                                       EXHIBIT B

                               ESCROW INSTRUCTIONS


To:     Chicago Title Company                      Escrow No._________

____________________________

____________________________                       _____________, 2000


The attached Agreement for Purchase and Sale of Real Property and Escrow Instructions dated November 13, 2000 (herein referred to as the "Agreement") by and between Pacifica California/Apollo, LLC, a California limited liability company, collectively as Seller, and Skechers USA, Inc., a _________________________, as Buyer, together with the escrow instructions provided below are your escrow instructions. You as Escrow Holder are authorized to act thereunder as provided therein. You are only to be concerned with the sections in the Agreement that pertain to the Escrow Holder. All other terms of the Agreement are matters between the Buyer and Seller.

                                    ARTICLE 1
                               SPECIAL PROVISIONS

1. Upon opening Escrow, Buyer shall deposit the Purchase Price Deposit in the principal amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) by cash, bank cashier's check, or wire transfer in immediately available funds.

2. Except as otherwise provided in the Agreement, if written objection is filed with you by Buyer or Seller regarding any Escrow Holder action, you are directed to hold all money and documents in this escrow and take no further action until otherwise directed by either the mutual written instructions of Buyer and Seller or by final order of a court of competent jurisdiction or the Referee under Article 17 of the Agreement.

3. You shall establish an interest bearing escrow account for receipt of any funds or payments you receive from Buyer or Seller as provided in the Agreement.

4. All sums to be paid by you to the Seller upon Closing shall be by wire transfer in immediately available funds for credit to the following account:

       Account Name:
       Account Number:
       Bank Name:
       Bank Location:
       ABA No.:

                               GENERAL PROVISIONS

1. These escrow instructions embody, by reference above, those certain instructions executed by and between Seller and Buyer, as identified in the Purchase and Sale Agreement ("Agreement")

2. In the event of any conflict or inconsistency between these escrow instructions and those in the Agreement, these instructions shall fully control as between all parties to this escrow and the escrow holder.

3. The escrow holder is fully empowered by the parties hereto to decline to perform some of the acts it is or may be instructed to perform under Agreement, if in the considered opinion and sound judgment of the escrow holder those acts are too onerous, hazardous, or not with the ordinary scope of the escrow holder's activity.

4. The parties hereto fully understand the total responsibility and agency authority of the escrow holder is limited to those actions requiring that performance and compliance by the principals that are identified as conditions precedent to the recording of the documents and delivery of the instruments to the respective parties entitled thereto, and the disbursement of funds in escrow as a consequence of said closing. The parties hereto, by execution of these instructions acknowledge that the escrow holder assumes no responsibility or liability for the supervision of any act or the performance of any condition which is a condition subsequent to the closing of this transaction.

5. Any provisions of the Agreement notwithstanding, the escrow holder shall have the right and authority to withhold any action and require the written consent of all necessary parties if, in the judgment of the escrow holder, such action calls or appears to require the use of discretionary judgment by the escrow holder.

6. "Close of Escrow" shall mean the day the deed and other papers are filed for record.

 7. All adjustments and/or prorations are to be made on the basis of a thirty
(30) day month, unless escrow holder is otherwise instructed in writing. Escrow holder is to use the information contained in the last available tax statement; rental statement as furnished by the Seller and beneficiary's statement provided by the Lender and fire insurance policies delivered into escrow as the basis of prorations.

8. Funds deposited into this escrow are to be maintained in a Federally Insured trust account, and any escrow related services provided to escrow holder by any depository bank or savings and loan association are hereby consented to and approved.

9. Proceeds of this escrow are to be disbursed by your check payable to the parties as their names are signed hereto, and your checks and documents may be mailed to the addresses set forth in these instructions.

10. If for any reason funds are retained or remain in escrow after the closing date, you are to deduct therefrom a reasonable monthly charge as custodian thereof of not less than Ten Dollars ($10.00) per month.

11. You are instructed to furnish any broker or lender identified with this transaction, or anyone acting on behalf of said lender, any information concerning this escrow, copies of all instructions, amendments, and statements upon request.

12. If the conditions of this escrow have not been complied with at the time provided herein, you are nevertheless to complete the same as soon as the conditions (except as to time) have been complied with, unless I shall have made written demand upon you for the return of money and/or instruments deposited by me. Either principal hereunder claiming to exercise the right of revocation of your agency as escrow holder of the escrow shall file notice and demand for revocation with your office, in writing, in duplicate. You shall promptly mail one copy of such writing to the other principal at his address stated herein. Unless written objection thereto shall be filed in your office by such other principal within ten (10) days, exclusive of Sundays and legal holidays; thereafter you are instructed to comply with such notice and demand upon payment of your accrued charges. In the event that such written objection shall be filed, you are authorized, but not obligated, to hold all money and instruments in this escrow pending agreement of the principals or order of a court of competent jurisdiction.

13. No notice, demand or change of instructions, except a demand for revocation made in accordance with the foregoing paragraph, shall be of any effect in this escrow unless given in writing by all parties affected thereby.

14. You shall be under no obligation or liability for a failure to inform either party regarding any sale, loan, exchange, or other transaction or facts within your knowledge, even though some concern the property described herein provided they do not prevent your compliance with these instructions, nor shall you be liable for the sufficiency or correctness as to any form, manner of execution, or validity of any instrument deposited into this escrow, nor as to the identity, authority, or rights of any person executing the same. Your liability as escrow holder shall be confined to the things specifically provided for in the written instructions in this escrow.

15. Should you, before or after the close of this escrow, receive or become aware of any conflicting demands or claims with respect to this escrow or the right of any of the parties hereto, or any money or property deposited herein or affected hereby, you shall have the absolute right at your election to discontinue any or all further acts on your part until such conflict is resolved to your satisfaction, and you shall have the further right to commence or defend any action or proceedings for the determination of such conflict. All parties hereto, jointly and severally, agree to pay on demand, as well as to indemnify and hold you harmless from and against all costs, damages, judgments, obligations, liabilities, and expenses of any kind or nature, including reasonable attorney's fees, and including, but without limiting the generality of the foregoing, a suit of interpleader brought by you, which in good faith, you may incur or sustain in connection with or arising out of this escrow, and you are hereby given a lien upon all of the rights, titles, and interests of each of the undersigned in all escrowed papers and other properties and moneys deposited in the escrow to protect your rights and to indemnify and reimburse you under this agreement. In the event you file a suit of inter- pleader, you shall be ipso facto be fully released and discharged from all obligations further to perform any and all duties or obligations imposed upon you in this escrow.

16. Any amended, supplemental, or additional instructions given shall be subject to the foregoing conditions.

17. ALL PARTIES TO THIS ESCROW ACKNOWLEDGE THAT CHICAGO TITLE COMPANY DOES NOT PROVIDE LEGAL ADVICE NOR HAS IT MADE ANY INVESTIGATION, REPRESENTATIONS, OR ASSURANCES WHATSOEVER REGARDING THE COMPLIANCE OF THIS TRANSACTION WITH ANY TAX, SECURITIES, OR OTHER LAWS OF THE UNITED STATES OR THE STATE IN WHICH THE TRANSACTION IS CONSUMMATED.

The escrow fee is payable upon close of this escrow and is to be divided between the parties as provided in the Agreement.

THE FOREGOING TERMS, CONDITIONS, PROVISIONS AND INSTRUCTIONS HAVE BEEN READ AND ARE UNDERSTOOD AND AGREED TO BY EACH OF THE UNDERSIGNED.

Seller(s):                              Buyer(s):

--------------------------------        ------------------------------

--------------------------------        ------------------------------

--------------------------------        ------------------------------

                                                                       EXHIBIT C


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

--------------------------

--------------------------

--------------------------
Attention:
          ----------------

MAIL TAX STATEMENTS TO:
same address as above

                      (Above Space For Recorder's Use Only)

                                  1 GRANT DEED

THE UNDERSIGNED GRANTOR DECLARES:

Documentary Transfer Tax is $

( ) computed on full value of property conveyed, or
( ) computed on full value less value of liens and encumbrances remaining at time of sale
( ) City of ______________, __________ County.

FOR A VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, _______________________, LLC, a California limited liability company ("Grantor"), hereby grants to _________________________ ("Grantee"), the real property located in the County of _____________, State of California, described on Exhibit "A" attached hereto ("Property").



Dated: _________________, 2000


---------------------------

                                                                       EXHIBIT D


                               General Assignment

       THIS GENERAL ASSIGNMENT ("Assignment") is executed this ___ day of _________, 2000, by and between _________________________ (herein referred to as
("Assignor") and _____________________, a _________________________(herein referred to as the "Assignee"), with reference to the following:

                                    RECITALS

       A. Assignor has of even date herewith conveyed to Assignee that certain property described on Exhibit A attached hereto (herein referred to as the "Property"), pursuant to that certain Agreement of Purchase and Sale of Property and Escrow Instructions dated __________, 2000, (the "Sale Agreement") by and between Assignor, as "Seller", and ______________, a California ______________, as "Buyer".

       B. In connection with the conveyance of the Property, Assignor and Assignee intend that Assignor's right, title and interest in and under any existing plans, specifications, license, permits, certificates, agreements and other instruments that pertain to the Property to be assigned, conveyed and transferred to Assignee.

       NOW, THEREFORE, the parties hereto agree as follows:

        Governmental Approvals and Certificates. To the extent permissible by law, Assignor hereby assigns, transfers and conveys to Assignee any and all of Assignor's right, title and interest in and under any existing grading and building permits, certificates of occupancy and subdivision maps and other permits, licenses, approvals and certificates that were obtained solely for the Property and that are not used or useful for any business purpose or any other property of Assignor other than the Property (collectively, "Governmental Approvals").

        Plans and Specifications. Assignor hereby assigns, transfers and conveys to Assignee any and all of Assignor's right, title and interest in and to all existing maps, plans, specifications and related documents prepared or used by Assignor for the development and construction of any and all improvements located on the Property (collectively, "Plans").

        Warranty. Assignor makes no representation or warranty whatsoever regarding the Governmental Approvals or Plans which are assigned, transferred and conveyed to Assignee, and such Governmental Approvals and Plans are assigned hereby without recourse "as is", "where is" and "with all faults" in existing condition as of the

           Closing. ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY INCLUDING, WITHOUT LIMITATION, ASSIGNABILITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

        Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

        Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of California.

        Further Assurances. At no cost or liability to Assignor, Assignor shall
           (i) cooperate with Assignee to fully vest in Assignee the right, title and interest herein intended to be assigned and (ii) execute and deliver to Assignee and documents, instruments or conveyances reasonably required to accomplish such transfer. If any dispute arises regarding this assignment, this dispute shall be litigated in accordance with Section 17 "Settlement of Disputes" of the Sales Agreement which is incorporated herein by reference.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth above.


"Assignor"
                     -------------------------------------


"Assignee"
                     -------------------------------------

                                                                       EXHIBIT E


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


              THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment") is made this _______ day of ____________, 2000, by and between ______________________
("Assignor") and _________________________________________ ("Assignee").

                                   WITNESSETH:

              WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement with Escrow Instructions (the "Agreement") dated as of ________ 2000, respecting the sale of certain "Property" (as described in the Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

              WHEREAS, under the Agreement, Assignor shall assign to Assignee and Assignee shall assume all of Assignor's right, title and interest in and to
(i) the Leases, and (ii) the Service Contracts (defined below). The "Service Contracts" shall mean any and all management agreements, service contracts, brokerage agreements, art contracts, landscaping contracts, equipment, leases, maintenance, agreements and all other contracts for the provision of labor, services, materials or supplies to or for the benefit of the Property. A list of the Service Contracts are set forth on Schedule "1" attached hereto.

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Leases and Service Contracts, and Assignee hereby accepts such assignment.

              By acceptance of this Assignment, Assignee hereby assumes the performance of all of the terms, obligations, covenants and conditions imposed upon Assignor under the Leases and Service Contracts, accruing or arising on or after the date hereof (collectively, the "Assigned Obligations").

              In the event any party hereto institutes any action or proceeding against the other party with regard to this Assignment, the prevailing party in such action shall be entitled to recover, in addition to the cost of the suit, its actual attorneys' fees.

              This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

              This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

              This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

              IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

               ASSIGNOR:
                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                           Its:



                ASSIGNEE:
                                        ----------------------------------------


                                        By:
                                           -------------------------------------

                                             Its:
                                                 -------------------------------

                                   SCHEDULE 1

                            LIST OF SERVICE CONTRACTS

                                                                       EXHIBIT F


                       FORM OF TENANT ESTOPPEL CERTIFICATE

------------------------

------------------------

------------------------

       Re: __________________ (the "Property")

           Suite ____________

Dear _________:

It is our understanding that you are purchasing the ___________________ and, in connection therewith, have required this certification by the undersigned. Accordingly, the undersigned, as Tenant under that certain lease (the "Lease") dated ___________________, ____ (a copy of which is attached hereto and made a part hereof), made and entered into with __________________________ ("Landlord"), hereby certifies to you as follows:

1. Except as set forth below, Tenant has not assigned, sublet, mortgaged, pledged, hypothecated, encumbered or otherwise transferred all or any part of Tenant's interest in the Lease or the subject premises.

2. The term of the Lease commenced on _____________, ____ and expires on ___________, _______.

3. The Lease is in full force and effect and has not been amended, modified or supplemented in any way (except as set forth in Paragraph 4 below).

4. Attached hereto is a true and complete copy of the Lease. The Lease has (check one)

       ( ) not been assigned, sublet, mortgaged, pledged, hypothecated, encumbered or otherwise transferred, and there are no other agreements, written or oral, between Landlord and Tenant with respect to the Lease or the Premises.

       ( ) been assigned, sublet, mortgaged, pledged, hypothecated, encumbered or otherwise transferred by the following described agreements, copies of which are attached hereto:

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ---------------.


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

5. Tenant has accepted, and is now in full, actual and complete possession of and is now conducting business in the premises.

6. Tenant acknowledges that the Lease will be assigned to _______________ or its assigns (the "Purchaser").

7. The minimum monthly rental under the Lease is $________ and has been paid through ____________________. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date. Tenant's percentage rental obligation under the Lease is _____________________.

8. A security deposit in the sum of $_______________ has been deposited with the Landlord.

9. All work required to be performed by the Landlord under the Lease has been satisfactorily completed and all required contributions by Landlord to Tenant on account of Tenant's improvements have been received.

10. To the best of Tenant's knowledge, there are no defaults on the part of Landlord or Tenant under the Lease and no event has occurred and no conditions exist which with the passing of time or giving of notice would constitute a default under the Lease by the Landlord or Tenant hereunder.

11. Tenant is in full compliance with its obligations under the Lease to maintain insurance.

12. The Lease, amended as noted in Item 4 above, represents the entire agreement between Landlord and Tenant as to the premises.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified by Tenant.

This certificate is being made with the knowledge that you may obtain financing to purchase the Property and that you and your lender may rely on the representations contained herein.

Sincerely,
Tenant:

--------------------------------

--------------------------------


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

                                                                       EXHIBIT G

                       FORM OF SELLER ESTOPPEL CERTIFICATE

------------------------

------------------------

------------------------

       Re: __________________ (the "Property")

           Suite ____________

Dear _________:

In connection with your purchase of the referenced Property, you have required this certification by the undersigned. Accordingly, the undersigned, as the Landlord under that certain lease (the "Lease") dated ___________________, ____ (a copy of which is attached hereto and made a part hereof), made and entered into with __________________________ ("Tenant"), hereby certifies to you as follows:

1. Except as set forth below, to Landlord's knowledge and belief, Tenant has not assigned, sublet, mortgaged, pledged, hypothecated, encumbered or otherwise transferred all or any part of Tenant's interest in the Lease or the subject premises.

2. The term of the Lease commenced on _____________, ____ and expires on ___________, ______.

3. The Lease is in full force and effect and, to Seller's knowledge and belief, has not been amended, modified or supplemented in any way (except as set forth in Paragraph 4 below.

4. Attached hereto is a true and complete copy of the Lease. To Seller's knowledge, the Lease has (check one)

       ( )    not been assigned, sublet, mortgaged, pledged, hypothecated, encumbered or otherwise transferred. There are no other agreements, written or oral, between Landlord and Tenant with respect to the Lease or the Premises.

       ( )    been assigned, sublet, mortgaged, pledged, hypothecated,
                    encumbered or otherwise transferred by the following described agreements, copies of which are attached hereto:

                    ------------------------------------------------------------


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

                    ------------------------------------------------------------

                    ----------------------------------------.


5. Tenant has accepted, and to Seller' knowledge and belief, is now in full, actual and complete possession of and is now conducting business in the premises.

6. Landlord acknowledges that the Lease will be assigned to _______________ or its assigns (the "Purchaser").

7. The minimum monthly rental under the Lease is $________ and has been paid through ____________________. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date. Tenant's percentage rental obligation under the Lease is
_______________________.

8. A security deposit in the sum of $_______________ has been deposited with the Landlord.

9. To Landlord's knowledge and belief, all work required to be performed by the Landlord under the Lease has been satisfactorily completed and all required contributions by Landlord to Tenant on account of Tenant's improvements have been received.

10. To Landlord's knowledge and belief, there are no defaults on the part of Landlord or Tenant under the Lease and no event has occurred and no conditions exist which with the passing of time or giving of notice would constitute a default under the Lease by the Landlord or Tenant hereunder.

11. To Landlord's knowledge and belief, Tenant is in full compliance with its obligations under the Lease to maintain insurance.

12. To Landlord's knowledge and belief, the Lease, amended as noted in Item 4 above, represents the entire agreement between Landlord and Tenant as to the premises.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified by Landlord.

This certificate is being made with the knowledge that you may obtain financing to purchase the Property and that you and your lender may rely on the representations contained herein.



Sincerely,

Landlord:

----------------------------

----------------------------

                                                                       EXHIBIT H

                             DUE DILIGENCE MATERIALS

1. A CURRENT RENT ROLL, CERTIFIED BY THE SELLER TO BE TRUE AND CORRECT AS OF THE DATE ISSUED.

       --     CURRENT AS OF 10/1/00

2. A COPY OF ALL LEASES AFFECTING THE PROPERTY, TOGETHER WITH ALL THE AMENDMENTS AND SUPPLEMENTS THERETO.

       --     SEE ATTACHED LIST

3.     ANY AND ALL OTHER CONTRACTS COVERING ANCILLARY INCOME.

       --     SITE LICENSE AGREEMENT WITH EZIAZ, INC.

4. A COPY OF INCOME ANd EXPENSE REPORTS RELATING TO THE OPERATION OF THE PROPERTY FOR 1998, 1999 AND 2000 YEAR-TO-DATE.

       --     BUDGET COMPARISON DATED 1/00-9/00

       --     BUDGET COMPARISON DATED 1/99-12/99

       --     BUDGET COMPARISON DATED 6/98-12/98

5. COMMON AREA MAINTENANCE (CAM) CALCULATIONS SHOWING BASE YEAR AMOUNTS FOR ALL TENANTS.

       --     SPREADSHEET WITH BASE YEAR CALCULATIONS

6.     RECONCILIATION OF ACTUAL 1999 OPERATING EXPENSES FOR 1999 CAM SCHEDULE.

       -- CAM REC'S AND 2000 ESTIMATED EXPENSES INDIVIDUAL SHEETS FOR EACH TENANT (DOESN'T INCLUDE CAM REC'S FOR TRADEWINDS ESCROW AND PANTHER SOFTWARE)

7.     OPERATING BUDGET FOR 2000.

8. Tenant ledgers for the past twelve (12) months showing amounts billed, amounts paid and Tenant payment history.

9. Tenant improvements and leasing commissions incurred on all leases commencing during the previous twelve (12) months.

10. A copy of the most recent tax bill. Please include information on any pending appeals, pending or potential assessments and tax expense amounts included in operation expense amounts for tenants that have Prop. 13 protection, upon property sale.

       --     Tax bills for 1997, 1998 and 1999

11.    Copies of all monthly utility bills for 1999 and 2000 year-to-date

       --     SCE bills through 10/00

       --     Refuse bills through 10/00

       --     Water bills for through 10/00

12. A copy of all currently effective vendor service, property management or any other contracts that affect the Property.

       --     Maintenance Agreement with VTS (elevator)

       --     Maintenance Agreement with Chemco Products

       --     Maintenance Agreement with Exterminetics

       --     Maintenance Agreement with Southwest Landscape

       --     Maintenance Agreement with Temp Tec

       --     Maintenance Agreement with Pacifica Capital Group

       --     Listing agreement with Leonard & Ohren dated 3/25/99

13.    Copy of all insurance policies currently in force on the Property.

14.    Preliminary Title Report and copies of all underlying documents.

       --     Prelim Report dated 4/28/00

15.    A copy of the most recent survey that seller has in its possession.

       --     ALTA survey dated 10/3/97

       --     ALTA survey dated 3/25/90

16. A copy of all the available architectural and engineering plans and specifications and all tenant improvement plans which seller has in its possession.

       --     Available in Pacifica's offices for review

17. A copy of any and all Environmental Reports that seller has in its possession.

       --     Phase I dated 10/2/97

18. A copy of any and all soils, site assessment and physical inspection reports that seller has in its possession.

       --     Seismic Report dated 12/2/97

19.    All equipment and/or building warranties, e.g., roof, compressors, etc.

       --     Not applicable. Pacifica's files are available for review.

20. A copy of any and all correspondence and documentation to any litigation that may be in process or anticipated.

       --     Letter from Ken Roberts on behalf of AppleOne/Howroyd-Wright

21. A copy of any and all reports or correspondence from any City, County or Federal Governmental Agencies regarding any aspect of the Property or its condition or operation.

       --     Not applicable. Pacifica's files are available for review.

                                                                       EXHIBIT I

                                  BILL OF SALE


       KNOW ALL MEN BY THESE PRESENTS that _______________________ ____________________ ("Seller"), for good and valuable consideration, the receipt of which is hereby acknowledged, has sold, granted, assigned, conveyed and transferred to ______________ ("Buyer"), and by these presents does hereby sell, grant, assign, convey and transfer to Buyer all of Seller's right, title and interest in and to the furnishings, equipment and other personal property (the "Personal Property") located on and used in connection with the Property, but specifically excluding the personal property listed on Schedule 1 attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase and Sale Agreement with Escrow Instructions dated _________________ between Buyer and Seller.

       TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns to and for its own use and behalf forever.

       This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California.

       This Bill of Sale shall be without representation or warranty by and without recourse to Seller.

       IN WITNESS WHEREOF, Seller has executed this instrument on this ___ day of ___________, 200__.


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

                                                         SCHEDULE 1 TO EXHIBIT I

None


                                       2